Exhibit 99.1

TransAtlantic Petroleum Announces Strategic Alternatives Update

Hamilton, Bermuda (October 3, 2018) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE American: TAT) (the “Company” or “TransAtlantic”) today announced the following update regarding its strategic alternatives process.

Strategic Alternatives Process

During the third quarter of 2018, the Company received a formal offer from N. Malone Mitchell 3rd, the Company’s Chief Executive Officer and Chairman of the Board of Directors, on behalf of The Mitchell Group to acquire the entire company subject to certain conditions.  The Company is in discussions with Mr. Mitchell regarding the proposed offer and the parties are continuing the process to enter into a letter of intent during the fourth quarter of 2018.  There is no assurance that the Company will enter into a letter of intent or definitive agreement with Mr. Mitchell or any other party.  The Company will provide a further update at the appropriate time.

About TransAtlantic

The Company is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the Company’s strategic alternatives process as well as other expectations, plans, goals, objectives, assumptions, and information about future events that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, or otherwise, unless so required by applicable securities laws.

Contacts:

Chad D. Burkhardt

Vice President, General Counsel and Corporate Secretary

(214) 265-4705

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com